                                                              EXHIBIT 2.23

                         REGISTRATION RIGHTS AGREEMENT


  REGISTRATION RIGHTS AGREEMENT ("Agreement") made as of the 19th day of September, 1997 by and between CSG Systems International, Inc., a Delaware corporation (the "Company") and TCI Technology Ventures, Inc., a Delaware corporation ("TCI").

                                  WITNESSETH

  WHEREAS, the Company, TCI SUMMITRAK of Texas, Inc., a Colorado corporation, TCI SUMMITrak, L.L.C., a Delaware limited liability company, and TCI have entered into an Asset Purchase Agreement dated as of August 10, 1997 (the "Asset Purchase Agreement");

  WHEREAS, on the date hereof, pursuant to the terms of the Asset Purchase Agreement, the Company issued to TCI certain warrants (the "Warrants") to purchase in the aggregate up to 1,500,000 shares of the Company's Common Stock subject to certain conditions and adjustment under the terms of the Warrants; and

  WHEREAS, in connection with its issuance of the Warrants under the Asset Purchase Agreement, the Company has agreed to grant to TCI certain registration rights with respect to the shares issuable upon exercise of the Warrants as set forth in this Agreement;

  NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


  1.  CERTAIN DEFINITIONS.  As used in this Agreement the following initially
      -------------------
capitalized terms shall have the following meanings:

      a.  Person: A corporation, an association, a partnership, an organization,
          ------
a business, an individual, a governmental or political subdivision thereof or a governmental agency.

      b.  Registrable Securities:  The shares of Common Stock of the Company (as
          ----------------------
presently constituted) or other equity securities of the Company issued upon exercise of the Warrants, and any stock or other securities issued or distributed with respect to such shares of Common Stock or other equity securities, or into which such shares of Common Stock or other equity securities of the Company shall have hereafter been changed, converted or exchanged, held by TCI; provided, however, that any such securities shall cease to be
        --------  -------
Registrable Securities with respect to a proposed offer or sale thereof (i) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration

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statement, (ii) to the extent that such securities are distributed pursuant to
Rule 144 or another exemption from registration under the Securities Act, or
(iii) they shall have ceased to be outstanding.

          c.  Registration Expenses: As defined in Section 2.7 of this
              ---------------------
Agreement.

          d.  Rule 144: Rule 144 promulgated under the Securities Act, or any
              --------
successor rule to similar effect.

          e.  SEC:  The United States Securities and Exchange Commission.
              ---

          f.  Securities Act: The Securities Act of 1933, as amended, or any
              --------------
successor statute.

          g.  Termination Date:  The date which is the earliest of (i) the sixth
              ----------------
anniversary of the date hereof, (ii) the first anniversary of the date all shares of Common Stock or other securities purchasable under the terms of the Warrants have been issued, (iii) the fifth anniversary of the date hereof if no Warrant has been exercised and (iv) the date TCI no longer holds any Registrable Securities.


     2.   REGISTRATION UNDER SECURITIES ACT.
          ---------------------------------

     2.1  INCIDENTAL REGISTRATION.
          -----------------------

          a.  Right to Include the Registrable Securities. If the Company, at
              -------------------------------------------
any time before the Termination Date, proposes to register securities under the Securities Act by registration on Forms S-1, S-2 or S-3 or any successor or similar form(s) (except registrations on such Forms S-4 or S-8 and any successor or similar forms) whether for sale for its own account or pursuant to another demand for registration granted any other party, it will give prompt written notice (specifying the securities intended to be disposed of and the intended method of disposition thereof) each such time to TCI of its intention to do so and of TCI's rights under this Section 2.1. Upon the written request of TCI, made within 15 business days after the receipt of any such notice (10 business days if the Company gives telephonic notice to TCI with written confirmation to follow promptly thereafter) (which request shall specify the Registrable Securities to be disposed of by TCI), the Company will include in its proposed registration the Registrable Securities specified in any such request, subject to the priorities set forth in Section 2.1(b) below. If the Company thereafter determines for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to TCI if TCI has requested to participate in such registration pursuant to this Section 2.1 and, thereupon, (i) in the case of a determination not to register, shall be relieved of the obligation to register such Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay registration, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registration of such other securities.

              b.  Priority in Incidental Registration Rights in connection with
                  -------------------------------------------------------------
Registrations for Company Account.  If the registration referred to in Section
---------------------------------
2.1(a) is to be an underwritten registration and the managing underwriter(s) advise the Company (or the other shareholders participating therein) in writing that in their good faith opinion such offering would be adversely affected by the inclusion therein of the total number of Registrable Securities requested to be included therein by TCI under this Agreement, the Company shall include in such registration: (1) first, all securities the Company proposes to sell for its own account ("Company Securities"), (2) second, up to the full number of securities proposed to be registered for the account of the shareholders (other than TCI) who are entitled to priority under registration rights granted by the Company to such shareholders, and (3) third, the securities requested to be registered by TCI and other shareholders entitled to participate in the registration, drawn from them pro rata based on the number each has requested to be included in such registration. The Company agrees not to grant after the date hereof any incidental registration rights to which clause (2) of this
Section 2.1(b) would be applicable provided that nothing herein shall affect the priority of previously granted registration rights or of demand registration rights granted after the date hereof.

              c.  Limitations; Exceptions. The Company shall not be required to
                  -----------------------
effect any registration of Registrable Securities under this Section 2.1 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other employee benefit plans.

     2.2      DEMAND REGISTRATION.
              -------------------

              a.  Request. Subject to the provisions of this Section 2.2, at any
                  -------
time after the date hereof and prior to the Termination Date, upon the written request of TCI that the Company effect the registration under the Securities Act of all or part of TCI's Registrable Securities, specifying the number of Registrable Securities to be registered and the intended method of disposition thereof, the Company will use its reasonable efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been requested to register by TCI to the extent requisite to permit the intended disposition of the Registrable Securities to be so registered. The request may include Registrable Securities to be acquired by TCI under the Warrants, provided that the request is accompanied by a commitment to exercise the Warrants for the number of Registrable Securities to be sold in the registration, which exercise shall occur at least three business days prior to the disposition of the Registered Securities.

              b.  Registration of Other Securities. Whenever the Company shall
                  --------------------------------
effect a registration pursuant to this Section 2.2, securities other than Registrable Securities may be included among the securities covered by such registration without restriction, except as provided herein.

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

              c.  Registration Statement Form. Registrations under this Section
                  ---------------------------
2.2 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Company and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the request for registration.

              d.  Effective Registration Statement. A registration requested
                  --------------------------------
pursuant to this Section 2.2 shall not be deemed to have been effected and will not be considered one of the demand registrations which may be requested by TCI
(i) unless a registration statement with respect to the number of Registrable Securities specified in the request has become effective, or (ii) if, after it has become effective, it does not remain effective and available to TCI for resale for a period of at least 90 days (unless the Registrable Securities registered thereunder have been sold or disposed of prior to the expiration of such 90 day period) or such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason and has not thereafter become effective. Notwithstanding the foregoing, (i) if a registration requested pursuant to this Section 2.2 does not become or remain effective at the request of TCI, then it will be considered one of the demand registrations which may be requested by TCI, and (ii) TCI may withdraw its request for registration if the Company does not register all the Registrable Securities specified in TCI's request, in which case the request will not be considered one of TCI's demands.

              e.  Number and Size of Demand Registrations; Other Limitations.
                  ----------------------------------------------------------
Notwithstanding anything in this Section 2.2 to the contrary, the Company shall not be required to effect more than a total of three (3) demand registrations at the request of TCI, pursuant to Section 2.2. of this Agreement. The Company shall not be required to effect a demand registration under this Section 2.2 after the Termination Date. Further, the Company shall not be required to effect a demand registration under this Section 2.2 unless the total number of Registrable Securities requested to be registered in the demand registration by TCI exceeds 500,000 shares of Common Stock of the Company.

              f.  Incidental Company Registration.  If TCI makes a request for a
                  -------------------------------
registration pursuant to Section 2.2(a), the Company may determine to include securities for sale for the Company's own account or the account of other shareholders of the Company by giving written notice thereof to TCI. If the registration referred to in Section 2.2(a) is to be an underwritten registration and the managing underwriter(s) advise the Company (or the other shareholders participating therein) in writing that in their good faith opinion such offering would be adversely affected by the inclusion therein of the total number of Registrable Securities requested to be included therein by TCI, the Company shall include in such registration: (1) first, up to the full number of securities proposed to be registered for the account of shareholders (other than TCI) who are entitled to priority under registration rights granted by the Company to such shareholders provided that the Company agrees not to grant after the date hereof any registration rights to which clause (1) of this Section 2.2(f) would be applicable provided that nothing herein shall affect the priority of previously granted registration rights, (2) second, the securities requested to be registered by TCI, (3) third, all securities the Company proposes to sell for its own account, and (4) fourth, securities requested to be registered by any other shareholders entitled to participate in the registration, drawn from them pro rata based on the number each has requested to be included in such registration.

  2.3  REGISTRATION PROCEDURES.  Whenever TCI has requested that any Registrable
       -----------------------
Securities be registered pursuant to this Agreement, the Company will use its reasonable efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company will:

       a. prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective;

       b. prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus(es) used in connection therewith, which prospectus(es) are to be filed pursuant to Rule 424 under the Securities Act, as may be necessary to keep such registration statement effective for a period of 90 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to such prospectus;

       c. furnish to TCI and the underwriters, if any, without charge, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus(es) included in such registration statement (including each preliminary prospectus), and such other documents as TCI or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities (the Company consents to the use of such prospectus or any amendment or supplement thereto by TCI and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus or any amendment or supplement thereto); and furnish to TCI and each managing underwriter, without charge, at least one conformed copy of the registration statement or statements and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

       d. use its reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as TCI reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to (i) keep such registration or qualification effective during the 90 day period such registration statement is required to be kept effective hereunder and (ii) enable TCI to consummate the disposition in such jurisdictions of the Registrable Securities owned by TCI (provided that the Company will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction);

       e. notify TCI and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the happening of any event as a result of which a registration statement or the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of TCI, the Company will prepare a supplement or amendment to such registration statement or prospectus so that such registration statement or prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate;

       f. cause all such Registrable Shares to be listed on each securities exchange and inter-dealer quotation system on which similar securities issued by the Company are then listed and pay all fees and expenses in connection therewith;

       g. provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

       h. take all such other actions as TCI or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, (i) preparing and arranging for the timely delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends unless required by applicable law and (ii) enabling such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

       i. advise TCI promptly after it shall receive notice or obtain knowledge thereof, of (i) the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purposes and will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued, or (ii) the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes and will promptly use its best efforts to prevent such suspension or have such suspension lifted if it should be effected;

       j. if requested by the managing underwriters or TCI, immediately incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and TCI agree should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and supplement or make amendments to any registration statement if reasonably requested by TCI or any underwriter of such Registrable Securities;

       k. use its reasonable efforts to cause the Registrable Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities; and

       l. otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 90 days after the end of any 12-month period (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwriting offering and (ii) beginning with the first day of the Company's first fiscal quarter next succeeding each sale of Registrable Securities after the effective date of a registration statement, which statements shall cover said 12-month periods.

  TCI shall furnish to the Company in writing such information relating to TCI as the Company may reasonably request in connection with the preparation of such registration statement and TCI agrees to notify the Company as promptly as practicable of any inaccuracy or change in information it has previously furnished to the Company or of the happening of any event, in either case as a result of which any prospectus relating to such registration contains an untrue statement of a material fact regarding TCI or the distribution of such Registrable Securities or omits to state any material fact regarding TCI or the distribution of such Registrable Securities required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing, and to promptly furnish to the Company any additional information required to correct and update any previously furnished information or required such that such prospectus shall not contain, with respect to TCI or the distribution of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. TCI agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 2.3(e) (ii), (iii), (iv) or (v) or Section 2.3(i) hereof, TCI will forthwith discontinue disposition of such Registrable Securities covered by such registration statement or prospectus until TCI's receipt of the copies of the supplemented or amended prospectus relating to such registration statement or prospectus, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such prospectus, and, if so directed by the Company, TCI will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in TCI's possession, of the prospectus covering the Registrable Securities current at the time of receipt of such notice. In addition, TCI shall enter into and perform its obligations pursuant to any underwriting agreement to be entered into with respect to a registration that includes Registrable Securities.

  2.4  UNDERWRITTEN OFFERINGS.
       ----------------------

       a.  General.  If any registration under Section 2.2 is underwritten, the
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selection of the managing underwriter or underwriters shall be mutually agreed upon by the Company and TCI. If any registration under Section 2.1 is underwritten, the Company shall select the underwriters.

       b.  Incidental Underwritten Offerings. If the Company at any time
           ---------------------------------
proposes to register any of its securities under the Securities Act as contemplated by Section 2.1 and the Company determines that such securities are to be distributed by or through one or more underwriters, the Company will, if requested by TCI as provided in Section 2.1 and subject to the provisions of
Section 2.1(b), use its reasonable efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by TCI among the securities to be distributed by underwriters. The right of TCI to participate in any registration pursuant to Section 2.1 shall be conditioned upon TCI being a party to the underwriting agreement between the Company and such underwriters selected pursuant to Section 2.4(a), and TCI executing powers of attorney and custodial agreements in customary form for selling stockholders.

       c.  Demand Registration. In the event of a request for registration by
           -------------------
TCI under Section 2.2(a), the Company and/or TCI may elect to use its reasonable efforts to arrange for one or more underwriters to distribute such Registrable Securities provided that the underwriters would be selected under Section 2.4(a). The right of TCI to participate in any registration pursuant to Section 2.2(a) shall be conditioned upon TCI being a party to any underwriting agreement between the Company and any underwriters, and TCI executing powers of attorney and custodial agreements in customary form for selling stockholders.

  2.5  LIMITATIONS, CONDITIONS AND QUALIFICATIONS TO OBLIGATIONS UNDER
       ---------------------------------------------------------------
REGISTRATION COVENANTS.  The obligations of the Company to cause the Registrable
----------------------
Securities to be registered under the Securities Act are subject to each of the following limitations, conditions and qualifications:

       a. The Company shall not be obligated to file or keep effective any registration statement pursuant to Section 2.2 hereof at any time if the Company would be required to include financial statements audited as of any date other than the end of its fiscal year.

       b. The Company, by act of its Board of Directors, shall be entitled to postpone for a reasonable period of time (but not exceeding 120 days) the filing or effectiveness of any registration statement otherwise required to be prepared and filed by it pursuant to Section 2.2 ("Delaying Event") if the Board of Directors of the Company determines, in its reasonable judgment, that (i) the Company is in possession of material information that has not been disclosed to the public and the Board of Directors of the Company reasonably deems it to be advisable not to disclose such information at such time in a registration statement, (ii) such registration and offering would interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company and its subsidiaries, taken as a whole, or (iii) such registration and offering would otherwise be detrimental to the Company and its subsidiaries, taken as a whole, or the Company's shareholders, and, in any such case, the Company promptly gives TCI written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. If the Company shall so postpone the filing of a registration statement for more than 30 days, then the demand for a registration pursuant to Section 2.2 shall be deemed not to have been requested and TCI shall be entitled to request pursuant to the terms of Section 2.2 upon the earlier of (i) 120 days after notice by the Company of the Delaying Event or
(ii) notice by the Company of the end of the Delaying Event.

  2.6  INDEMNIFICATION.
       ---------------

       a.  Indemnification by the Company. With respect to any registration of
           ------------------------------
any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, TCI against any and all judgments, fines, penalties, charges, costs, amounts paid in settlement, losses, claims, damages, liabilities, expenses, or attorney fees, joint or several, incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which TCI may become subject under the Securities Act or any other statute or common law, insofar as any such Indemnified Damages arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such securities or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under blue sky or other securities laws of jurisdictions in which the Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of such registration statement (unless such statement is corrected in the final prospectus and the Company has previously furnished copies thereof to TCI and the underwriters), or contained in the final prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto) if used within the period during which the Company is required to keep the registration statement to which such prospectus relates current, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained herein shall not apply to such Indemnified Damages arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by TCI.

       b.  Indemnification by TCI.  With respect to any registration of any
           ----------------------
Registrable Securities under the Securities Act pursuant to this Agreement, TCI will, and hereby does, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 2.6, mutatis
                                                                     -------
mutandis) the Company, its officers and directors and each officer of the
--------
Company and each other Person, if any, who controls the Company within the meaning of the Securities Act with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any Blue Sky Filing, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by TCI. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by TCI.

       c.  Notices of Claims, etc. Promptly after receipt by an indemnified
           -----------------------
party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice
             --------
as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless a conflict of interest between such indemnified and indemnifying parties exists in respect of such claim as would make representation of the parties by a single counsel violative of applicable attorney ethical rules, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party apprised as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. If the indemnifying party does not assume such defense, the indemnified party shall keep the indemnifying party apprised at all times as to the status of the defense; provided, however, that the failure to keep the indemnifying party so informed shall not affect the obligations of the indemnifying party hereunder. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the indemnified party with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.

       d.  Contribution. If the indemnification provided hereby is unavailable,
           ------------
then the indemnifying party shall contribute to the amount paid or payable by the indemnified party, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the indemnifiable event.

  2.7  REGISTRATION EXPENSES.  In a registration of Registrable Securities under
       ---------------------
Sections 2.1 and in the first two registrations of Registrable Securities which may be requested by TCI under Section 2.2, the Company will pay all Registration Expenses (as defined below), other than (i) counsel's fees and expenses for TCI and (ii) the fees and expenses of any other Person retained by TCI which shall be borne by TCI. In the third registration of Registrable Securities which may be requested by TCI under Section 2.2, TCI will pay all Registration Expenses, provided that if the offering includes shares sold for the account of the Company or other shareholders, TCI shall bear only its pro rata share of the Registration Expenses other than the fees and expenses described in clauses (i) and (ii) of the first sentence of this Section 2.7 which it shall bear in their entirety. Registration Expenses include all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, including fees with respect to filings required to be made with the National Association of Securities Dealers, Inc., fees and expenses of compliance with securities or blue sky laws, including, without limitation, reasonable fees and disbursements of counsel for the underwriters relating to compliance with blue sky laws, all word processing, duplicating and printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel of the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance), underwriters fees and disbursements (excluding discounts, commissions, stock transfer taxes, SEC or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities), and fees and expenses of other Persons retained by the Company upon the reasonable determination of the Company that the retention of such other Persons is reasonably necessary for the successful completion of the registered offering (all such expenses being herein called "Registration Expenses"). Except as included in the immediately preceding sentence, the Company in any registration will pay its internal expenses (consisting of all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company. TCI shall pay all underwriting discounts, selling commissions, stock transfer taxes, SEC or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities.


  3.  RULE 144.  The Company shall take all reasonable actions and file all such
      --------
information, documents and reports as shall be required to enable TCI to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.


  4.  BINDING EFFECT; ASSIGNMENT.  This Agreement shall be binding upon and
      --------------------------
inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. TCI may not assign its rights hereunder or otherwise provide to any third party the benefits granted to TCI hereunder without the prior written consent of the Company, which consent may be granted or withheld at the Company's sole discretion. TCI may assign its rights hereunder to an entity that controls, is controlled by, or is under common control with, TCI in connection with an assignment of the Warrants pursuant to the terms thereof.


  5.  STANDOFF AGREEMENT.  TCI agrees that if, in connection with an
      ------------------
underwritten public offering of the Company's securities, the underwriters managing the offering so request, TCI will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of such underwriters, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by such underwriters.


  6.  MISCELLANEOUS.
      -------------

      a.  Severability.  If any term or provision of this Agreement is held by a
          ------------
court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable commercial efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

      b.  Further Assurances.  Subject to the specific terms of this Agreement,
          ------------------
each of the parties hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

       c.  Waivers, Etc. No failure or delay on the part of either party hereto
           ------------
(or the intended third party beneficiaries referred to herein) in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

       d.  Entire Agreement. This Agreement contains the entire understanding of
           ----------------
the parties with respect to the subject matter hereof. The section headings contained in this Agreement are solely for the purpose of reference, and shall not in any way affect the meaning or interpretation of this Agreement.

       e.  Counterparts. For the convenience of the parties, this Agreement may
           ------------
be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall be one and the same instrument.

       f.  Notices. All notices, consents, requests, instructions, approvals and
           -------
other communications provided for herein shall be validly given, made or served, if in writing and delivered personally, sent by facsimile (with confirmation), mailed by registered or certified mail (return receipt) or sent by a worldwide overnight courier company that provides written confirmation of receipt to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  (ii) if to the Company, to:

                CSG Systems International, Inc.
                7887 E. Belleview Avenue
                Suite 1000
                Englewood, Colorado  80111
                Attention: Jack P. Pogge
                Facsimile No.: 303-796-2881

  with a copy to:

                CSG Systems International, Inc.
                7887 E. Belleview Avenue
                Suite 1000
                Englewood, Colorado  80111

                Attention: Joseph T. Ruble, Esq.
                Facsimile No.: 303-796-2881

     (ii)       if to TCI:

                Tele-Communications, Inc.
                5619 DTC Parkway
                Englewood, Colorado  80111
                Attention: Larry Romrell

     with a copy to:

                Tele-Communications, Inc.
                5619 DTC Parkway
                Englewood, Colorado  80111
                Attention: Lee W. Zieroth, Esq.

     Any notices or other communications shall be deemed delivered and received on the date actually received.

                g.  Governing Law. This Agreement shall be governed by and
                    -------------
construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

                h.  Amendments. This Agreement may be amended only by a written
                    ----------
agreement signed by the Company and TCI.

                i.  Gender, etc. As used in this Agreement, the masculine gender
                    ------------
shall include the feminine and neuter and the singular number shall include the plural and vice versa.

  IN WITNESS WHEREOF, the Company and TCI have caused this Agreement to be duly executed as of the date first above written.

                              CSG SYSTEMS INTERNATIONAL, INC.

                              By:  /s/ John P. Pogge
                                 -------------------------------------
                                    Name:     John P. Pogge
                                              ------------------------
                                    Title:    Executive Vice President
                                              ------------------------


                              TCI TECHNOLOGY VENTURES, INC.


                              By:  /s/ Larry E. Romrell
                                 -------------------------------------
                                    Name:     Larry E. Romrell
                                              ------------------------
                                    Title:    President
                                              ------------------------